UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2020

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of VBI Vaccines, Inc. (the “Company”), after a comprehensive review of the current compensation of the Company’s executive officers that involved a benchmarking process against certain of the Company's peers, applicable market data and other relevant considerations, recommended, and the Board approved, certain equity awards to the Company’s executive officers, including the Company’s named executive officers (the “Officers”), effective as of July 1, 2020 (the “Grant Date”), as a mid-year adjustment to the Officers’ compensation.

Such equity awards were granted in the form of options pursuant to the 2016 VBI Equity Incentive Plan, with twenty-five percent (25%) of each award vesting and becoming exercisable on the one-year anniversary of the date of grant, and the remaining seventy-five percent (75%) vesting and becoming exercisable in twenty-four (24) equal monthly installments beginning on the first day of the month following the one-year anniversary of the date of grant, subject to the reporting person’s employment on the relevant vesting date.

Jeff Baxter, the Company’s President and Chief Executive Officer, was awarded options to purchase 425,200 common shares. David E. Anderson, the Company’s Chief Scientific Officer, Christopher McNulty, the Company’s Chief Financial Officer and Head of Business Development, and Nell Beattie, the Company’s Chief Business Officer, were each awarded options to purchase 170,100 common shares. Francisco Diaz-Mitoma, the Company’s Chief Medical Officer, and Avi Mazaltov, the Company’s Global Head of Manufacturing and the SciVac General Manager, were each awarded options to purchase 167,150 common shares. The options granted to Mr. Baxter, Dr. Anderson, Mr. McNulty, and Ms. Beattie have an exercise price of $2.94 per share. The options granted to Dr. Diaz-Mitoma and Mr. Mazeltov have an exercise price of $2.99 per share, an exercise price representing the volume weighted average closing price of the Company’s common shares for the Grant Date and the four (4) trading days preceding the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: July 2, 2020	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer